Exhibit 10.6

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (“Agreement”) is entered into as of February 28, 2022 between:

(1)	Hai Di Lao Holdings Pte. Ltd. (Registration No. 201305315G), a company incorporated in Singapore with its registered office at 80 Robinson Road, #02-00, Singapore 068898 (“Existing Holdco”); and

(2)	HDL Management USA Corporation (Registration No. C4215713), a company incorporated in the State of California of the United States with its registered office at 1108 S. Baldwin Ave., Ste 202, Arcadia, CA 91007, U.S.A. (“US Management Company”).

(each a Party and collectively, Parties)

RECITALS:

A.            As at the date of this Agreement, the Existing Holdco is the 100% direct beneficial owner of the issued shares in: (i) each of the companies listed in Exhibit A (each a “US Restaurant Operating Company” and collectively the “US Restaurant Operating Companies”); and (ii) the US Management Company.

B.            The Existing Holdco desires to contribute 100% of its ownership interest collectively in all the US Restaurant Operating Companies (the “Contribution Shares”) to the US Management Company in consideration for 500,000 additional shares in the US Management Company (the “Contribution”), and the US Management Company desires to accept such Contribution and issue additional equity interest in the US Management Company comprising of 500,000 newly issued additional common stock, fully paid-up and free and clear from any encumbrance, to the Existing Holdco on and subject to the terms and conditions set out in this Agreement.

C.            It is the intent and understanding of the parties hereto that the Contribution contemplated above would constitute a tax-free exchange pursuant to the provisions to Section 351 of the Internal Revenue Code of 1986 (as amended).

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other valuable consideration, the receipt and sufficiency of which are all hereby acknowledged, the Parties hereby AGREE as follows:

(a)	Subject to the terms and conditions set forth in this Agreement, the Existing Holdco hereby transfers, assigns and delivers all of its worldwide rights, title and interest in and to each of the US Restaurant Operating Companies to the US Management Company free from any mortgage, assignment, debenture, lien, hypothecation, charge, pledge, adverse claim, rent-charge, title, retention, claim, equity, option, pre-emption right, right to acquire, security agreement and security interest or other right of whatever nature (“Encumbrances”), and with all rights, dividends, entitlements, advantages attaching thereto as of the date of this Agreement.

(b)	In consideration for such Contribution Shares, the US Management Company hereby issues, assigns and delivers to the Existing Holdco, and Existing Holdco hereby accepts, 500,000 additional common stock of US Management Company, free and clear of all Encumbrances, so that immediately after such Contribution, the Existing Holdco will own 650,000 shares of the common stock of the US Management Company, representing 100% of all the issued and outstanding common stock of US Management Company (as enlarged by the allotment and issue of the Contribution Shares) on a fully diluted basis.

(c)	Completion of the Contribution contemplated under paragraph (b) (“Contribution Completion”) shall take place on the date of this Agreement or such later date as may be agreed by the Parties.

(d)	Upon and immediately after the consummation of the Contribution, the ownership structure of the related parties hereto shall be as set forth on Exhibit B hereto.

(e)	The Parties hereby agree that the Contribution effected under paragraphs (a) and (b) hereto is intended to constitute a tax-free exchange pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (“Section 351”). The parties further agree, with the assistance of professional advisors, that the additional Contribution Shares of the US Management Company received in the Contribution as contemplated under paragraph (b) are issued and subscribed at fair market value as of the date hereof.

(f)	Each Party hereby undertakes to sign all necessary powers of attorneys and execute all documents necessary and incidental to give effect to such Contribution (including but not limited to all duly executed share subscription forms in relation to the Contribution Share and copies of resolutions of the Board of Directors of the Existing Holdco and US Management Company approving, authorizing and/or accepting the Contribution as applicable), and to deliver, upon the Contribution Completion (as applicable) all such documents necessary and incidental to this Agreement (including but not limited to new share certificates) to the other Parties thereto.

(g)	Each Party shall use its reasonable endeavours to procure that any third party shall do, execute, perform and deliver to all Parties all such further deeds, documents, assurances, acts and things as that Party reasonably requires for the purpose of vesting the full benefit of the Contribution Shares so contemplated under the Contribution to the Existing Holdco.

(h)	This Agreement constitutes the entire agreement amongst the Parties hereto with respect to the subject matter hereof and supersedes and extinguishes in its entirety all previous agreements, promises, assurances, warranties, representations and understandings amongst the Parties, express or implied, whether written or oral, relating to its subject matter. The Parties acknowledge and agree that they will have no remedies in respect of any statement, representation, assurance or warranty (whether made innocently or negligently) that is not set out in this Agreement. No variation or waiver of this Agreement shall be effective unless it is in writing and signed by the Parties (or their authorized representatives).

(i)	This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party may enter into this Agreement by signing any such counterpart, and each counterpart may be signed and executed by the Parties and transmitted by facsimile transmission or by electronic mail and shall be valid and effective as if executed as an original.

(j)	This Agreement (including non-contractual disputes and claims arising from or in connection with this Agreement) shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties have executed this Contribution Agreement as of the date first written above.

SIGNED by /s/ Ping Shu	)
PING SHU	)
for and on behalf of Hai Di Lao Holdings, Pte. Ltd.	)
in the presence of:	)

/s/ Chua Simin
Witness
Name: Chua Simin

IN WITNESS WHEREOF, the parties have executed this Contribution Agreement as of the date first written above.

SIGNED by /s/ Haifeng Wang	)
HAIFENG WANG	)
for and on behalf of HDL Management USA Corporation	)
in the presence of:	)

/s/ Naomi Chang
Witness
Name: Naomi Chang

Exhibit A

TABLE OF US RESTAURANT OPERATING COMPANIES

Exhibit B

OWNERSHIP AND ORGANIZATION CHART